EXHIBIT 3(ii)


                            RESTATED BY-LAWS OF

                      CIRCUS CIRCUS ENTERPRISES, INC.

                          (A Nevada Corporation)

                                 ARTICLE I

                                  Offices


     SECTION 1.1. Principal Office. The principal office of the corporation in the State of Nevada is 2880 Las Vegas Boulevard
South, Las Vegas, Clark County, Nevada  89109.

     SECTION 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

                                ARTICLE II

                          Meeting of Stockholders

     SECTION 2.1. Place of Meeting. All meetings of stockholders shall be held at such place, either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.2.  Annual Meetings.  The annual meeting of
stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.3. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation of the corporation, as amended (the "Articles of Incorporation"), may be called by the Chairman of the Board, the President or by the Board of Directors or by written order of a majority of the directors and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled vote. Such request shall state the purposes of the proposed meeting. The officers or directors shall fix the time and any place, either within or without the State of Nevada, as the place for holding such meeting.

     SECTION 2.5. Notice of Meeting. Written notice of the annual and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the meeting.

     SECTION 2.6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, and except as otherwise provided by statute or by the Articles of Incorporation. Notwithstanding any other provision of the Articles of Incorporation or these by-laws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Articles of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, and filed with the Secretary of the corporation before, or at the time of, the meeting. Provided, however, no such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares. Unless required by statute or determined by the Chairman of the meeting to be advisable, the vote on any question need not be by written ballot.

     SECTION 2.8. Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; of if the Articles of Incorporation authorize the action to be taken with the written consent of the holders of less than all the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the Articles of Incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statutes for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and less than unanimous written consent.

     SECTION 2.9. Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.




     SECTION 2.10 Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

     SECTION 2.11. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding 60 nor less than 10 days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                ARTICLE III

                            Board of Directors

     SECTION 3.1. Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     SECTION 3.2. Number, Election and Term. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Nevada or stockholders of the corporation. Commencing with the election of directors at the annual meeting of stockholders in 1991, the directors shall be classified with respect to the time for which they shall hold their office by dividing them into three classes, to be known as Class I, Class II and Class III. Until the number of directors in any Class is changed by amending the Section 3.2, the number of directors in Class I shall be two (2), the number of directors in Class II shall be two (2), and the number of directors in Class III shall be three
(3). At the annual meeting of stockholders in 1991, directors of Class I shall be elected for terms of one (1) year, directors of Class II shall be elected for terms of two (2) years, and directors of Class III shall be elected for terms of three (3) years. At each annual meeting of stockholders after 1991, successors to the directors of the Class whose term of office expires in that year shall be elected to hold office until the term of office of only one Class of directors shall expire each year.

     SECTION 3.3. Vacancies, Additional Directors and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced. Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

     SECTION 3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held each year, without other notice than this by-law, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held during each year, at such time and place as the Board of Directors may from time to time provide by resolution, either within or without the State of Nevada, without other notice than such resolution.

     SECTION 3.5. Special Meetings. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman of the Board or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Nevada, as the place for holding such meeting.

     SECTION 3.6. Notice of Special Meetings. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the by-laws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

     SECTION 3.7. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.8. Action Without Meetings. Unless otherwise restricted by the Articles of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in
Article IV of these by-laws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     SECTION 3.9. Meeting By Telephone. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken by means of a meeting by conference telephone network or similar communications method so long as all persons participating in the meeting can hear each other. Any person participating in such meeting shall be deemed to be present in person at such meeting.

     SECTION 3.10. Compensation. Except as otherwise provided in this Section 3.10, directors, as such, shall not be entitled to any compensation for their services unless voted by the stockholders; but by resolution of the Board of Directors, there may be allowed
(a) to "outside" directors, as that term is defined in Section 4.2 of these by-laws, a stated salary and/or a fixed sum for each regular or special meeting of the Board of Directors or any meeting of a committee of directors attended, and (b) to all directors, expenses of attendance, if any, for each regular or special meeting of the Board of Directors or any meeting of a committee of directors attended. No provision of these by-laws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                ARTICLE IV

                          Committees of Directors

     SECTION 4.1. Executive Committee. The Executive Committee of the Board of Directors (the "Executive Committee") shall consist of not less than two directors to be designated by the Board of Directors annually at its first regular meeting held pursuant to
Section 3.4 of these by-laws after the annual meeting of stockholders or as soon thereafter as conveniently possible. None of the members of the Executive Committee need be officers of the corporation. The Executive Committee shall have and may exercise all of the powers of the Board of Directors during the period between meetings of the Board of Directors except as reserved to the Board of Directors to another standing or special committee or as may be prohibited by law and, except further, that the Executive Committee shall not have the power to elect officers of the corporation.

     SECTION 4.2. Audit Committee. The Audit Committee of the Board of Directors (the "Audit Committee") shall consist solely of directors, one or more, each of whom shall be an "outside" director of the corporation, to be designated annually by the Board of Directors at its first regular meeting held pursuant to Section 3.4 of these by-laws after the annual meeting of stockholders or as soon thereafter as conveniently possible. The term "outside" director, as used in this Section 4.2, shall mean a director of the corporation who is independent of management, not an officer, employee, consultant, agent or affiliate (except as a director) of the corporation and who is free of any relationship that, in the opinion of the Board of Directors, would interfere with the designated director's exercise of independent judgement as a member of the Audit Committee. The Audit Committee shall have and may exercise all of the powers of the Board of Directors during the period between meetings of the Board of Directors, except as may be prohibited by law, with respect to (i) the selection and recommendation for employment by the corporation, subject to approval by the Board of Directors and the stockholders, of a firm of certified public accountants whose duty it shall be to audit the books and accounts of the corporation and its subsidiaries for the fiscal year in which they are appointed and who shall report to the Audit Committee, provided, that in selecting and recommending for employment any firm of certified public accountants, the Audit Committee shall make a thorough investigation to insure the "independence" of such accountants as defined in the applicable rules and regulations of the Securities and Exchange Commission;
(ii) instructing the certified public accountants to expand the scope and extent of the annual audits of the corporation into areas of any concern to the Audit Committee, which may be beyond that necessary for the certified public accountants to report on the financial statements of the corporation, and, at its discretion, directing other special investigations to insure the objectivity of the financial reporting of the corporation; (iii) reviewing the reports submitted by the certified public accountants, conferring with the auditors and reporting thereon to the Board of Directors with such recommendations as the Audit Committee may deem appropriate; (iv) meeting with the corporation's principal accounting and financial officers, the certified public accountants and auditors, and other officers or department managers of the corporation as the Audit Committee shall deem necessary in order to determine the adequacy of the corporation's accounting principles and financial and operating policies, controls and practices, its public financial reporting policies and practices, and the results of the corporation's annual audit; (v) conducting inquiries into any of the foregoing, the underlying and related facts, including such matters as the conduct of the personnel of the corporation, the integrity of the records of the corporation, the adequacy of the procedures and the legal and financial consequences of such facts; and (vi) retaining and deploying such professional assistance, including outside counsel and auditors and any others, as the Audit Committee shall deem necessary or appropriate, in connection with the exercise of its powers on such terms as the Audit Committee shall deem necessary or appropriate to protect the interests of the stockholders of the corporation.

     SECTION 4.3. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more additional special or standing committees other than the Executive Committee and Audit Committee, each such additional committee to consist of one or more of the directors of the corporation. Each such committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution, except as delegated by these by-laws or by the Board of Directors to another standing or special committee or as may be prohibited by law.

     SECTION 4.4. Committee Operations. A majority of a committee shall constitute a quorum for the transaction of any committee business. Such committee or committees shall have such name or names and such limitations of authority as provided in these by-laws or as may be determined from time to time by resolution adopted by the Board of Directors. The corporation shall pay all expenses of committee operations. The Board of Directors may designate one or more appropriate directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any members of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another appropriate member of the Board of Directors to act at the meeting in the place of any absent or disqualified members.

     SECTION 4.5. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The Secretary or any Assistant Secretary of the corporation shall (i) serve as the Secretary of the Executive Committee, the Audit Committee and any other special or standing committee of the Board of Directors of the corporation,
(ii) keep regular minutes of standing or special committee proceedings, (iii) make available to the Board of Directors, as required, copies of all resolutions adopted or minutes or reports of other actions recommended or taken by any such standing or special committee and (iv) otherwise as requested keep the members of the Board of Directors apprised of the actions taken by such standing or special committees.





     SECTION 4.6. Compensation. Members of special or standing committees who are "outside" directors, as that term is defined elsewhere in this Article, may be allowed compensation for serving as a member of any such committee and all members may be compensated for expenses of attending committee meetings, if the stockholders or Board of Directors shall so determine in accordance with Section 3.10.

                                 ARTICLE V

                                  Notice

     SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Articles of Incorporation or these by-laws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing an delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

     SECTION 5.2. Written Waiver. Whenever any notice is required to be given under the provisions of these statutes, the Articles of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                ARTICLE VI

                                 Officers

     SECTION 6.1. Officers. The officers of the corporation shall be Chairman of the Board, President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents, including but not limited to Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices, may be held by the same person. No officer shall executive, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board shall be elected from among the directors. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

     SECTION 6.2. Election and Term of Office. The Officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman of the Board.

     SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.4. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 6.5. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to the direction of the Board of Directors; and no officer shall be prevented from receiving such salary by reason of his also being a director.

     SECTION 6.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders of the corporation. In the Chairman's absence, such duties shall be attended to by the President. The Chairman of the Board shall hold the position of chief executive officer of the corporation and shall perform such duties as usually pertain to the position of chief executive officer and such duties as may be prescribed by the Board of Directors or the Executive Committee. The Chairman of the Board shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. He may sign with the President or any other officer of the corporation thereunto authorized by the Board of Directors certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors or the Executive Committee has authorization to be executed, except in cases where the signing and execution thereof has been expressly delegated or reserved by these by-laws or by the Board of Directors or the Executive Committee to some other officer or agent of the corporation, or shall be required by law to be otherwise executed.

     SECTION 6.7. President. The President, subject to the control of the Board of Directors, the Executive Committee, and the Chairman of the Board, shall in general supervise and control the business and affairs of the corporation. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors or the Chairman of the Board. The President shall keep the Board of Directors, the Executive Committee and the Chairman of the Board fully informed as they or any of them shall request and shall consult them concerning the business of the corporation. He may sign with the Chairman of the Board or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors or the Executive Committee has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors or the Executive Committee to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. In general, he shall perform all other duties normally incident to the office of the President, except any duties expressly delegated to other persons by these by-laws, the Board of Directors, or the Executive Committee, and such other duties as may be prescribed by the stockholders, Chairman of the Board, the Board of Directors or the Executive Committee, from time to time.

     SECTION 6.8. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President or more than one Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President authorized by resolution of the Board of Directors to do so, may sign with any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board, the President, the Board of Directors or the Executive Committee.

     SECTION 6.9. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws;
(d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder;
(e) have general charge of the stock transfer books of the corporation; and (f) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, the Board of Directors or the Executive Committee.

     SECTION 6.10. Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these by-laws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of stockholders, and at such other times as may be required by the Board of Directors, the Chairman of the Board, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, the Board of Directors or the Executive Committee. If required by the Board of Directors or the Executive Committee, the Treasurer shall give a bond for the faithful discharge of his duties as such sum and with such surety or sureties as the Board of Directors or the Executive Committee shall determine.

     SECTION 6.11. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the President, the Board of Directors or the Executive Committee. The Assistant Secretaries or Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Directors or the Executive Committee, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors or the Executive Committee shall determine.

                                ARTICLE VII

                      Contracts, Checks and Deposits

     SECTION 7.1. Contracts. Subject to the provisions of Section 6.1., the Board of Directors or the Executive Committee may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver an instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 7.2. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors or the Executive Committee.

     SECTION 7.3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Chairman of the Board, the President or the Treasurer may be empowered by the Board of Directors or the Executive Committee to select or as the Board of Directors or the Executive Committee may select.

                               ARTICLE VIII

                           Certificate of Stock

     SECTION 8.1. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors or the Executive Committee, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed b;y the Chairman of the Board and the President or such other officers as may from time to time be authorized by resolution of the Board of Directors. Any of or all the signatures on the certificate may be a facsimile. The seal of the corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer had not ceased to be such officer at the date of its issue. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designation, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. In addition to the above, all certificates evidencing shares of the corporation's stock or other securities issued by the corporation shall contain such legend or legends as may from time to time be required by the Nevada Revised Statutes and/or the Nevada Gaming Commission Regulations then in effect.

     SECTION 8.2. Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

     SECTION 8.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the transfer agent.

     SECTION 8.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share of shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of the State of Nevada.



                                ARTICLE IX

                                 Dividends

     SECTION 9.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

     SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                 ARTICLE X

                              Indemnification

     SECTION 10.1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 10.2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     SECTION 10.3. Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 10.4. Determination of Conduct. Any indemnification under Section 10.1 or 10.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 10.l and
10.2. Such determination shall be made (1) by the Board of Directors or the Executive Committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     SECTION 10.5 Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

     SECTION 10.6. Indemnity Not Exclusive. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 10.7. The Corporation. For purposes of this Article X, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this
Article X (including, without limitation the provisions of Section 10.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 10.8. Insurance Indemnification. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article X.

                                ARTICLE XI

                               Miscellaneous

     SECTION 11.1. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     SECTION 11.2. Books. The books of the corporation may be kept within or without the State of Nevada (subject to any provisions contained in the statutes) at such place or places as may be designated from time to time by the Board of Directors or the Executive Committee.

     SECTION 11.3.  Fiscal Year.  The fiscal year of the
corporation shall be fixed by resolution of the Board of Directors.

                                ARTICLE XII

                                 Amendment

     These by-laws may be altered, amended or repealed at any regular meeting of the Board of directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meetings.

                           OFFICER'S CERTIFICATE

     The undersigned, MIKE H. SLOAN, Secretary of Circus Circus Enterprises, Inc., a Nevada corporation, hereby certifies that the above and foregoing Restated By-Laws of Circus Circus Enterprises, Inc., were duly adopted by the Board of Directors of said corporation at a regularly scheduled meeting of the Board of Directors held on June 20, 1991.


(Corporate Seal)


                                MIKE H. SLOAN
                                MIKE H. SLOAN, Secretary

                                Dated:   June 20, 1991

                          SECRETARY'S CERTIFICATE

     The undersigned, MIKE H. SLOAN, Secretary of Circus Circus Enterprises, Inc., a Nevada Corporation (the "Company"), hereby certifies that on November 21, 1991 the Company's Board of Directors approved changes to Section 3.2 of the Company's By-Laws increasing the number of Class I and Class II Directors. That Section should now read:

          "SECTION 3.2. Number, Election and Term. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Nevada or stockholders of the corporation. Commencing with the election of directors at the annual meeting of stockholders in 1991, the directors shall be classified with respect to the time for which they shall hold their offices by dividing them into three classes, to be known as Class I, Class II and Class III. At the annual meeting of stockholders in 1991, directors of Class I shall be elected for terms of one (1)year, directors of Class II shall be elected for terms of two
          (2) years, and directors of Class III shall be elected for terms of three (3) years. At each annual meeting of stockholders after 1991, successors to the directors of the Class whose term of office expires in that year shall be elected to hold office until the third succeeding annual meeting of stockholders, so that the term of office of only one Class of directors shall expire in each year. Until the number of directors in any Class is changed by amending this Section 3.2, the number of directors in Class I shall be three (3), the number of directions in Class II shall be three (3), and the number of directors in Class III shall be three (3)."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 21st day of November, 1991.



                                           MIKE SLOAN
                                           Mike Sloan, Secretary

                          SECRETARY'S CERTIFICATE

     The undersigned, Mike Sloan, Secretary of Circus Circus Enterprises, Inc., a Nevada Corporation (the "Company"), hereby certifies that on March 29, 1993, the Company's Board of Directors approved changes to Section 3.2 of the Company's By-Laws decreasing the number of Class III Directors. That Section should now read:

          "SECTION 3.2. Number, Election and Term. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Nevada or stockholders of the Corporation. Commencing with the election of directors at the annual meeting of stockholders in 1991, the directors shall be classified with respect to the time for which they shall hold their offices by dividing them into three classes, to be known as Class I, Class II and Class III. At the annual meeting of stockholders in 1991, directors of Class I shall be elected for terms of one (1) year, directors of Class II shall be elected for terms of two (2) years, and directors of Class III shall be elected for terms of three (3) years. At each annual meeting of stockholders after 1991, successors to the directors of the Class whose term of office expires in that year shall be elected to hold office until the third succeeding annual meeting of stockholders, so that the term of office of only one Class of directors shall expire in each year. the number of directors in Class I shall be three
     (3), the number of directors in Class II shall be three (3), and, effective March 29, 1993, the number of directors in Class III shall be two (2)."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 29th day of March, 1993.



                                       MIKE SLOAN
                                       Mike Sloan, Secretary

                          SECRETARY'S CERTIFICATE

     The undersigned, Mike Sloan, Secretary of Circus Circus Enterprises, Inc., a Nevada Corporation (the "Company"), hereby certifies that on March 29, 1993 the Company's Board of Directors approved changes to Sections 6.1, 6.2, 6.3, 6.4 and 6.5 of the Company's By-Laws regarding officers of the Company. Those sections should now read:

          "SECTION 6.1. Officers. The executive officers of the corporation shall be the Chairman of the Board, President, Secretary and Treasurer. The Board of Directors shall elect and, when applicable, appoint all the executive officers of the corporation. The Board of Directors and the Chairman of the Board may appoint such other officers and agents, including but not limited to one or more Vice Presidents (any one or more of which may be designated Executive Vice President or Senior Vice President), Assistance Vice Presidents, Assistant Secretaries and Assistant Treasurers, as they deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as prescribed by the Board of Directors or Chairman of the Board. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board shall be elected from among the directors. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

          SECTION 6.2. Election and Term of Office. The executive officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each executive officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman of the Board.

          SECTION 6.3. Removal and Resignation. Any executive officer or other officer or agent appointed by the Board of Directors may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any other officer or agent may be removed, either with or without cause, in the sold discretion of the Chairman of the Board. Any executive officer or other officer or agent may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 6.4. Vacancies. Any vacancy occurring in any executive office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          SECTION 6.5. Salaries. The salaries of all executive officers of the corporation shall be fixed by the Board of Directors or pursuant to the direction of the Board of Directors; and no executive officer shall be prevented from receiving such salary by reason of his also being a director. Compensation of officers and agents not appointed by the Board of Directors shall be established by the Chairman of the Board and President, but subject to review by the Board of Directors."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 29th day of March, 1991.



                                      MIKE SLOAN
                                      Mike Sloan, Secretary

                          SECRETARY'S CERTIFICATE

     The undersigned, Mike Sloan, Secretary of Circus Circus Enterprises, Inc., a Nevada Corporation (the "Company"), hereby certifies that on February 24, 1994 the Company's Board of Directors approved changes to Section 3.2 of the Company's Bylaws increasing the number of Class III Directors. That Section should now read:

          "SECTION 3.2. Number, Election and Term. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Nevada or stockholders of the corporation. Commencing with the election of directors at the annual meeting of stockholders in 1991, the directors shall be classified with respect to the time for which they shall hold their offices by dividing them into three classes, to be known as Class I, Class II and Class III. At the annual meeting of stockholders in 1991, directors of Class I shall be elected for terms of one (1) year, directors of Class II shall be elected for terms of two (2) years, and directors of Class III shall be elected for terms of three (3) years. At each annual meeting of stockholders after 1991, successors to the directors of the Class whose term of office expires in that year shall be elected to hold office until the third succeeding annual meeting of stockholders, so that the term of office of only one Class of directors shall expire in each year. Until the number of directors in any Class is changed by amending this Section 3.2, the number of directors in Class I shall be three (3), the number of directors in Class II shall be three (3), and, effective February 24, 1994, the number of directors in Class III shall be three (3)."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 27th day of April, 1994.




                                   MIKE SLOAN
                                   Mike Sloan, Secretary